Exhibit 99.1

pdvWireless Reports Second Quarter Results

WOODLAND PARK, NJ – November 7, 2018 – pdvWireless, Inc. (NASDAQ: PDVW), a communications company focused on developing and offering solutions that leverage its spectrum assets for the deployment of private broadband network solutions designed to meet the needs of critical infrastructure and enterprise customers, reported today its second quarter results for the three and six-month periods ended September 30, 2018.

“We are seeing an increased demand from enterprises, and especially utilities, for private broadband networks to solve critical needs,” said Rob Schwartz, President and COO of pdvWireless. “The initial pilots and deployments we are supporting will help us demonstrate to the industry the substantial capabilities of leveraging cost effective foundational 900 MHz broadband spectrum combined with standardized LTE technology to increase the reliability, resilience and security of these mission critical networks,” he added.

While advancing its work to enable private broadband networks for utilities and enterprise customers, the Company continues to make progress in its regulatory proceeding.

Morgan E. O’Brien, CEO of pdvWireless, commented, “We believe that our success at the FCC will depend on how closely we come to conforming our specific “ask” to the FCC’s general policies.  To us, it could not be clearer from numerous FCC actions, and strong statements of policy such as the “FAST Plan,” that our proposed 900 MHz reforms conform precisely to the direction of the FCC’s policies.”

Financial Results

Revenue for the Company’s second fiscal quarter ended September 30, 2018 was $1.8 million, compared with $1.5 million in the same period of the prior year.  Revenue for the six months ended September 30, 2018 was $3.7 million compared with $3.0 million for the same period of the prior year. The increases in both the three and six-month periods resulted from growth in the Company’s TeamConnectSM and Diga-Talk product offerings.

The net loss for the Company’s second fiscal quarter was ($11.8 million), or ($0.81) per share, versus a net loss of ($8.2 million), or ($0.57) per share, for the similar period of the prior year.   The net loss for the six months ended September 30, 2018 was ($24.1 million), or ($1.66) per share, versus a net loss of ($16.1 million), or ($1.12) per share, for the similar period of the prior year.  The additional losses in both the three and six-month periods were primarily attributable to the restructuring charges taken related to the Company’s June 2018 announcements of a restructuring plan to shift the focus and resources to pursue the initiatives at the FCC and prepare for the future deployment of broadband and other advanced technologies and services.

Cost of revenue for the three months ended September 30, 2018 was $1.8 million, a decrease of 6.0% over the prior fiscal year’s comparable period. The improvement resulted from lower headcount costs due to employees reassigned to other areas of the business to support our strategic initiatives as well as lower costs to maintain our 900 MHz network.  For the six months ended September 30, 2018, cost of revenue was $3.9 million, an increase of 9.3%.  The increased cost of revenue for the six-month period in the current fiscal year resulted from higher equipment sales for the TeamConnect business.

Total operating expenses of $12.2 million for the three months ended September 30, 2018 was $4.8 million, or 66.2%, higher than the three months ended September 30, 2017.  The increase was primarily attributable to a $4.1 million increase in restructuring charges and $1.6 million increase in general and administrative expenses, which includes increased costs for existing headcount as well as costs associated with the Company’s strategic initiatives. These increases were partially offset by $0.8 million for lower sales and support costs primarily resulting from the June 2018 reduction in force.

Total operating expenses for the six months ended September 30, 2018 were $24.5 million and were $10.1 million, or 69.7%, higher than the six months ended September 30, 2017.  The primary drivers of the increase resulted from $8.1 million in restructuring charges and $0.5 million for the impairment charge taken to reduce the carrying value of the Company’s radios for the TeamConnect business, as well as $1.5 million for increased costs related to existing headcount in general and administrative and higher consulting expenses related to the Company’s strategic initiatives.

Adjusted EBITDA for the second quarter ended September 30, 2018 was negative ($7.6 million) versus negative ($5.6 million) for the similar period of the prior year.  Adjusted EBITDA for the six months ended September 30, 2018 was negative ($15.8 million) versus negative ($11.2 million) for the same period in the prior year.  The primary reason for the increase in negative EBITDA in both periods resulted from the cash portion of the restructuring charges.

Cash Position

The Company remains debt free and has a strong cash position, with $85.6 million in available cash as of September 30, 2018, a decrease of $5.3 million from June 30, 2018. The decrease primarily resulted from payroll costs and investments in the pursuit of business and spectrum initiatives.

Conference Call

The Company will host a conference call at 4:45 p.m. EDT today, November 7, 2018, to discuss its second quarter fiscal year 2019 financial results and update investors on its strategic initiatives. Investors in the United States can participate in the earnings call by dialing into the conference line at 888-267-2845 and using the conference code 331964. The earnings call will be available for replay until November 21, 2018 and can be accessed through the pdvWireless Investor Relations website at http://corp.pdvwireless.com/investors/events/.

About pdvWireless

pdvWireless, Inc. (NASDAQ: PDVW) is focused on developing and offering solutions that leverage its spectrum assets for the deployment of next generation private broadband networks designed to meet the needs of critical infrastructure and enterprise customers.  We are the largest holder of licensed nationwide spectrum in the 900 MHz spectrum band throughout the contiguous United States, plus Hawaii, Alaska and Puerto Rico.  On average, we hold approximately 60% of the channels in the Part 90 portion of the 900 MHz band in the top 20 metropolitan market areas in the United States. We are currently pursuing a regulatory proceeding at the Federal Communications Commission that seeks to modernize and realign a portion of the 900 MHz band to increase its usability and capacity and accommodate the future deployment of broadband technologies and services.  At the same time, we are expecting to enable private broadband network solutions, leveraging our spectrum, that address the growing and unmet needs of our targeted critical infrastructure and enterprise customers. Our Chairman, Brian McAuley, and CEO, Morgan O'Brien, were the co-founders of Nextel Communications and have over 60 years of combined experience in telecom operations and successfully developing regulatory driven spectrum initiatives to address the unmet wireless communications needs of businesses. pdvWireless is headquartered in Woodland Park, New Jersey.

Non-GAAP Financial Information

This press release and the information contained herein present a non-GAAP financial measure, Adjusted EBITDA, which excludes certain amounts. The Company defines Adjusted EBITDA as net income (loss) with adjustments for depreciation and amortization, depreciation – cost of revenue, interest (income) expense-net, other (income) expense-net, income tax expense (benefit) and stock-based compensation. The Company has included below a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA. The Company’s management uses Adjusted EBITDA to evaluate the Company’s performance and provides this financial measure to investors as a supplement to the Company’s reported results because management believes this information provides additional insight into the Company’s operating performance by disregarding certain nonrecurring or non-cash items or items that are not reflective of the day-to-day offering of its services. Adjusted EBITDA should not be considered in isolation from, as a substitute for, or as superior to, financial measures calculated in accordance with GAAP, and the Company’s financial results calculated in accordance with GAAP and any reconciliation to those financial statements should be carefully evaluated. This non-GAAP financial measure used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts are forward-looking statements as defined under the Federal securities laws. These forward-looking statements include statements regarding the regulatory status, timing and results of the Company’s initiatives and related activities involving the FCC, the Company’s spectrum and other business initiatives and opportunities, the operating results of the Company’s TeamConnect business and its restructuring plan aimed at reducing the future operating costs of its TeamConnect and pdvConnect businesses. Any forward-looking statements contained herein are based on the Company’s current expectations but are subject to a number of risks and uncertainties that could cause its actual future results to differ materially from its current expectations or those implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) the Company’s spectrum initiatives, including its FCC proceedings aimed at modernizing and realigning the 900 MHz spectrum band to increase its usability and capacity, which contemplates the utilization of such spectrum for the future deployment of broadband technologies and services, may not be successful on a timely basis or at all, and may continue to require significant time and attention from its senior management team and the expenditure of significant resources; (ii) the Company may not be successful in identifying, developing and commercializing network and mobile communication solutions utilizing its current and future spectrum and commercially available technologies; (iii) the Company has had net losses each year since its inception and may not achieve or maintain profitability in the future; (iv)  the Company’s ability to control the costs and to achieve the expected operational benefits and long- term cost savings of its restructuring plan;   (v) the wireless communication industry is highly competitive and the Company may not be able to compete successfully; and (vi) government regulation could adversely affect the Company’s business and prospects. These and other factors that may affect the Company’s future results of operations are identified and described in more detail in its filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K/A for the fiscal year ended March 31, 2018, filed with the SEC on August 9, 2018.  Modifications to those factors and/or additional factors are described in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the SEC on November 7, 2018. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Investor Relations Contacts:

Natasha Vecchiarelli Director of Corporate Communications pdvWireless, Inc. 973-531-4397 nvecchiarelli@pdvwireless.com

pdvWireless, Inc.

Consolidated Statements of Operations

(dollars in thousands, except share data)

(Unaudited)

	Three months ended		Six months ended
	September 30,		September 30,
	2018	2017	2018	2017
Operating revenues
Service revenue	$1,295	$1,163	$2,642	$2,268
Spectrum license revenue	182	182	364	364
Other revenue	347	168	688	346
Total operating revenues	1,824	1,513	3,694	2,978
Cost of revenue
Sales and service	1,798	1,911	3,948	3,612
Gross profit (loss)	26	(398)	(254)	(634)
Operating expenses
General and administrative	6,590	4,995	12,155	9,876
Sales and support	864	1,703	2,495	3,390
Product development	573	628	1,211	1,180
Restructuring costs	4,147	—	8,122	—
Impairment of long-lived assets	—	—	531	—
Total operating expenses	12,174	7,326	24,514	14,446
Loss from operations	(12,148)	(7,724)	(24,768)	(15,080)
Interest expense	—	(1)	—	1
Interest income	370	184	686	297
Other income (expense)	(1)	(2)	—	(20)
Loss before income taxes	(11,779)	(7,543)	(24,082)	(14,802)
Income tax expense	—	656	—	1,305
Net loss	$(11,779)	$(8,199)	$(24,082)	$(16,107)
Net loss per common share basic and diluted	$(0.81)	$(0.57)	$(1.66)	$(1.12)
Weighted-average common shares used to compute basic and diluted net loss per share	14,521,148	14,447,499	14,501,463	14,442,769

The table below reconciles Adjusted EBITDA to the Company’s GAAP disclosure of net loss.

	Three months ended		Six months ended
	September 30,		September 30,
	2018	2017	2018	2017
Adjusted EBITDA:
Net Loss	$(11,779)	$(8,199)	$(24,082)	$(16,107)
Income tax expense	—	656	—	1,305
Interest (income) expense - net	(370)	(183)	(686)	(298)
Other (income) expense - net	1	2	—	20
Depreciation - Cost of revenue	659	654	1,323	1,254
Depreciation and amortization - Operating expenses	57	65	122	120
Stock-based compensation expense	3,820	1,426	7,477	2,515
ADJUSTED EBITDA	$(7,612)	$(5,579)	$(15,846)	$(11,191)

pdvWireless, Inc.

Consolidated Balance Sheets

(dollars in thousands, except for share data)

	September 30,	March 31,
	2018	2018 (As Restated)
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$85,644	$98,318
Accounts receivable, net of allowance for doubtful accounts of $137 and $29	978	935
Inventory	—	173
Prepaid expenses and other current assets	1,102	850
Total current assets	87,724	100,276
Property and equipment	11,003	12,775
Intangible assets	107,542	106,606
Capitalized patent costs, net	191	197
Other assets	828	486
Total assets	$207,288	$220,340
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$5,391	$4,322
Accounts payable - officers	28	94
Deferred revenue	804	813
Total current liabilities	6,223	5,229
Noncurrent liabilities
Deferred revenue	3,860	4,257
Other liabilities	3,827	2,325
Total liabilities	13,910	11,811
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized and no shares outstanding at December 31, 2017 and March 31, 2017	—	—
Common stock, $0.0001 par value per share, 100,000,000 shares authorized and 14,573,267 shares issued and outstanding at September 30, 2018 and 14,487,650 shares issued and outstanding at March 31, 2018	1	1
Additional paid-in capital	343,930	335,767
Accumulated deficit	(150,553)	(127,239)
Total stockholders' equity	193,378	208,529
Total liabilities and stockholders' equity	$207,288	$220,340

pdvWireless, Inc.

Consolidated Statement of Cash Flows

(dollars in thousands)

(Unaudited)

	Six months ended
	September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(24,082)	$(16,107)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	1,445	1,374
Non-cash compensation expense attributable to stock awards	7,477	2,515
Deferred income taxes	—	1,305
Bad debt expense	161	16
Loss on disposal of assets	14	26
Impairment of long-lived assets	531	—
Changes in operating assets and liabilities
Accounts receivable	(204)	(93)
Inventory	173	64
Prepaid expenses and other assets	173	294
Accounts payable and accrued expenses	1,069	(722)
Accounts payable - officers	(66)	2
Deferred revenue	(406)	(353)
Other liabilities	1,502	373
Net cash flows used by operating activities	(12,213)	(11,306)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of intangible assets	(936)	(1,677)
Purchases of equipment	(211)	(769)
Net cash used by investing activities	(1,147)	(2,446)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from stock option exercise	825	214
Payments of withholding tax on net issuance of restricted stock	(139)	—
Net cash provided by financing activities	686	214
Net change in cash and cash equivalents	(12,674)	(13,538)
CASH AND CASH EQUIVALENTS
Beginning of the period	98,318	98,318
End of the period	$85,644	$84,780